Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 (Amendment No. 4) of Verso Paper Corp., Verso Paper Holdings LLC, and Verso Paper Inc. of our report dated March 29, 2013 relating to the financial statements of NewPage Corporation and our report dated February 26, 2014 related to the financial statements of NewPage Holdings Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

July 2, 2014